As filed with the Securities and Exchange Commission on February 3, 2026

Registration No. 333-292735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRESURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Michigan	6331	27-1298795
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver Road, Suite 319

Troy, Michigan 48084

(248) 559-0840

(Address, including zip code, and telephone number, including area code of principal executive offices)

Brian Roney

Chief Executive Officer

Presurance Holdings, Inc.

3001 West Big Beaver Road, Suite 319

Troy, Michigan 48084

(248) 509-9202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald J. Kunz Honigman LLP 2290 First National Building 660 Woodward Avenue Detroit, Michigan 48226 (313) 465-7454

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2026

PROSPECTUS

Subscription Rights to Purchase up to 14,000,000 Shares

of Common Stock of Presurance Holdings, Inc. at $1.00 per Share

We are distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase up to 14,000,000 shares of our common stock. You will receive one subscription right for each share of common stock owned at 5:00 p.m., New York City time, on February 6, 2026.

Each subscription right will entitle you to purchase 1.145 shares of our common stock at a subscription price of $1.00 per share. The per share price was determined by our board of directors after a review of recent closing sales and volume weighted average prices of our common stock and a number of other factors. If all the rights were exercised, the total purchase price of the shares offered in this rights offering and gross proceeds we receive, before expenses, would be approximately $14.0 million.

The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on February 24, 2026, unless we extend the rights offering period. We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, although we do not presently intend to do so. You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering. All exercises of subscription rights are irrevocable, even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market, specifically including the Nasdaq Capital Market.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

The shares of common stock are being offered directly by us without the services of an underwriter or selling agent.

Shares of our common stock are traded on the Nasdaq Capital Market under the symbol “PRHI”. On February 2, 2026, the closing sales price for our common stock was $0.72 per share. The shares of common stock issued in the rights offering will also trade on the Nasdaq Capital Market under the same symbol.

The exercise of your subscription rights for shares of our common stock involves risks. See “Risk Factors” beginning on page 14 of this prospectus, as well as the other information relating to risks in any documents we incorporate by reference into this prospectus to read about important factors you should consider before exercising your subscription rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

As permitted under the rules of the Securities and Exchange Commission, or the SEC, this prospectus incorporates important business information about Presurance Holdings, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Available Information” in this prospectus.

The date of this prospectus is    , 2026

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in or incorporated by reference into this prospectus. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of any date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or any exercise of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted.

As used in this prospectus, “Presurance,” the “Company,” “we,” “us” and “our” refer to Presurance Holdings, Inc. unless stated otherwise or the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus, which are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, as Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek” and similar terms and phrases, or the negative thereof, may be used to identify forward-looking statements.

The forward-looking statements contained in this report are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our Form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 28, 2025 and included herein, and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can include in this prospectus information by referring you to another document already on file with the SEC that contains that information. Any information incorporated by reference into this prospectus is considered to be part of this prospectus.

We incorporate by reference the following documents filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 28, 2025;

•

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 14, 2025, for the quarter ended June  30, 2025, filed on August 13, 2025, and for the quarter ended September  30, 2025, filed on November 12, 2025; and

•	Our Current Reports on Form 8-K filed on November 17, 2025, December 30, 2025, and January 28, 2026.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

Notwithstanding the foregoing, we are not incorporating by reference any information furnished and not filed with the SEC, including information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, unless, and to the extent, expressly specified otherwise. Any statement contained in a document incorporated in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall only be deemed to be a part of this prospectus as so modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting:

Presurance Holdings, Inc.

3001 West Big Beaver Road, Suite 319

Attention: Investor Relations

(248) 509-9202

You also may access these filings on our website at www.IR.PREHLD.com. We do not incorporate the information on our website or any other website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website or any other website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

PROSPECTUS SUMMARY

This summary highlights information contained in or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before deciding whether or not you should exercise your subscription rights. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, the “Risk Factors” section contained in the documents incorporated by reference herein, and our consolidated financial statements and the related notes and the other documents incorporated by reference herein, before making an investment decision.

BUSINESS

Overview

Presurance Holdings, Inc. (Nasdaq: PRHI) was historically engaged in the sale of specialty property and casualty insurance products and organized its principal operations into three segments: commercial lines, personal lines, and agency business. Following the August 2024 sale of both Conifer Insurance Services and Sycamore Specialty Underwriters, LLC, which comprised the Company’s MGA and wholesale agency operations, agency-generated commission revenue is no longer being earned, and the Company has shifted back to an underwriting-based revenue model. The Company used to underwrite a variety of specialty commercial insurance products, including commercial property, general liability, liquor liability and commercial automobile, substantially all of which are in run-off. While this business is no longer written by the Company, the historical business contributes significantly to our exposure to loss reserve development.

Through our insurance carrier subsidiaries, we historically provided specialty property/casualty insurance on both an admitted and non-admitted basis throughout the United States. We are an innovative company targeting niche markets with tailored products to meet the specialized needs of insureds. As of September 30, 2025, the Company is only writing a small amount of commercial business and continues to write specialty homeowners business in Texas, Illinois and Indiana.

Corporate History and Information

Presurance Holdings, Inc. was incorporated in Michigan on October 27, 2009 under the name Conifer Holdings, Inc., and changed its name to Presurance Holdings, Inc. on September 30, 2025. Our common stock trades on the Nasdaq Capital Market under the symbol PRHI. Our principal office is located at 3001 West Big Beaver Road, Suite 319, Troy, MI 48084, and the telephone number at that address is (248) 509-9202. Our website address is www.IR.PREHLD.com. Except for those SEC filings incorporated by reference in this prospectus, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

RECENT DEVELOPMENTS

Issuance of Series C Preferred Stock

On December 23, 2025, the Company filed the Certificate of Designation of Series C Preferred Stock (the “Certificate of Designation”) to the Company’s Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Michigan, effective as of such date, designating one thousand six hundred (1,600) shares of Series C Preferred Stock out of the authorized but unissued shares of the Company’s preferred stock as “Series C Preferred Stock,” and designating the dividend, preferences, rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares. On December 23, 2025, the Company sold one thousand six hundred (1,600) shares of its newly designated Series C Preferred Stock, no par value, to Clarkston Companies, Inc., an entity affiliated with Jeffrey Hakala, a member of the Board of Directors of the Company, for an aggregate purchase price of eight million dollars ($8,000,000).

THE RIGHTS OFFERING

The following summary describes the principal terms of the rights offering, but is not intended to be complete. See the information under the heading “The Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the rights offering.

Securities Offered

We are distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase up to 14,000,000 shares of our common stock. You will receive one subscription right for each share of common stock owned at 5:00 p.m., New York City time, on February 6, 2026.

Subscription Privilege	Each subscription right will entitle you to purchase 1.145 shares of our common stock at a subscription price of $1.00 per share.

Limitation on the Purchase of Shares	Any shareholder may exercise subscription rights to the extent that the total number of shares sold by us does not exceed 14,000,000.

Record Date	5:00 p.m., New York City time, on February 6, 2026.

Expiration of the Rights Offering	5:00 p.m., New York City time, on February 24, 2026.

Subscription Price	$1.00 per share, payable in cash. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.

Use of Proceeds	We intend to use the net proceeds for repurchase or redemption of all or a portion of our Series B Preferred Stock, and for general corporate purposes.

Non-Transferability of Rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market, including the Nasdaq Capital Market.

No Board Recommendation

Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

No Revocation

All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $1.00 per share.

U.S. Federal Income Tax Considerations

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is part of a “disproportionate distribution” of our stock within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We believe, and intend to take the position, that the rights offering should not be part of a disproportionate distribution of our stock, but certain aspects of that determination are unclear. This position is not binding on the Internal Revenue Service “IRS” or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt, exercise and expiration of subscription rights and the acquisition, ownership and disposition of our common stock. For further information, please see “Material U.S. Federal Income Tax Considerations.”

Extension, Cancellation and Amendment

We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of this rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.

Procedures for Exercising Rights

To exercise your subscription rights, you must complete the rights certificate and deliver it to the subscription agent, Broadridge Corporate Issuer Solutions, LLC, together with full payment for all the subscription rights you elect to exercise. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

Subscription Agent and Information Agent	Broadridge Corporate Issuer Solutions, LLC

Backstop Purchasers

We have entered into a Rights Offering Backstop Agreement (the “Backstop Agreement”) with Clarkston Companies, Inc. and certain of its affiliates (the “Backstop Purchasers”) pursuant to which the Backstop Purchasers have agreed to exercise in full all of the subscription rights distributed for the shares of Common Stock that they beneficially own and, upon expiration of the rights offering, to purchase from the Company, at the price per share equal to the subscription price, any and all shares of Common Stock that other securityholders do not subscribe for in our rights offering (“Unsubscribed Rights Shares”), subject to the terms, conditions and limitations of the Backstop Agreement. The Backstop Purchasers may fund a portion of the purchase price of the shares of Common Stock under the Backstop Agreement by offset of amounts payable by the Company to the Backstop Purchasers for the repurchase or redemption of shares of the Company’s Series B Preferred Stock.

Shares Outstanding Before the Rights Offering	12,222,881 shares of our common stock were outstanding as of February 2, 2026.

Shares Outstanding After Completion of the Rights Offering

We expect to issue a maximum of 14,000,000 shares of our common stock in this rights offering. We anticipate that we will have 26,222,881 shares of our common stock outstanding immediately after completion of the rights offering.

Fees and Expenses	We will pay the fees and expenses related to the rights offering.

Nasdaq Capital Market Trading Symbol	Shares of our common stock are traded on the Nasdaq Capital Market under the symbol “PRHI.”

Questions

If you have any questions about the rights offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact Broadridge Corporate Issuer Solutions, LLC at (855) 793-5068 or by email (shareholder@broadridge.com).

Risk Factors

Before you invest in the rights offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 14 of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to exercise your subscription rights to purchase shares of our common stock.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

What is the rights offering?

We are distributing to holders of our common stock, at no charge, non-transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., New York City time, on February 6, 2026, the record date. The subscription rights will be evidenced by rights certificates.

What is the subscription right?

The subscription right gives our shareholders the opportunity to purchase for each share of common stock owned as of the record date 1.145 shares of our common stock at a subscription price of $1.00 per share. We have granted to you, as a shareholder of record as of 5:00 p.m., New York City time, on the record date, one subscription right for each share of our common stock you owned at that time. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

If you hold your shares in the name of a broker, custodian bank, dealer or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue one subscription right to the nominee for each share of our common stock you own at the record date. The subscription right can then be used to purchase 1.145 shares of common stock at $1.00 per share.

Fractional shares of our common stock resulting from the exercise of the subscription rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?

Yes. Any purchases in the rights offering are inherently limited by the terms as described.

Why is the Company conducting the rights offering?

We are conducting the rights offering to raise capital in a cost-effective manner that allows all shareholders to participate. We intend to use the net proceeds to reduce debt and purchase or redeem all or a portion of our Series B Preferred Stock, and for general corporate purposes.

How was the $1.00 per share subscription price determined?

In determining the subscription price, our board of directors considered recent closing sales and volume weighted average prices of our common stock and a number of other factors, including: the likely cost of capital from other sources, the price at which our shareholders might be willing to participate in the rights offering, our need for liquidity and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. The subscription price was established at a price of $1.00 per share. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. We cannot give any assurance that our common stock will trade at or above the subscription price in any given time period.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to exercise your subscription rights in full, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted, to the extent shares are purchased by other shareholders in the rights offering.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time beginning on the date of this prospectus and prior to the expiration of the rights offering, which is on February 24, 2026, at 5:00 p.m., New York City time. If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you prior to the expiration of the rights offering. Although we have the option of extending the expiration of the rights offering for a period not to exceed 30 days, we currently do not intend to do so.

May I transfer my subscription rights?

No. You may not sell or transfer your subscription rights to anyone.

Are we requiring a minimum subscription to complete the rights offering?

No.

Are there any conditions to completing the rights offering?

No.

Can our board of directors extend, cancel or amend the rights offering?

Yes. We have the option to extend the rights offering and the period for exercising your subscription rights for a period not to exceed 30 days, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of this rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.

Has the board of directors made a recommendation to our shareholders regarding the rights offering?

The board of directors does not make any recommendation to shareholders regarding the exercise of rights under the rights offering. You should make an independent investment decision about whether or not to exercise your rights. Shareholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the market price for our common stock will remain above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. If you do not exercise your rights, you will lose any value represented by your rights and your percentage ownership interest in us will be diluted. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

What will happen if I choose not to exercise my subscription rights?

If you do not exercise any subscription rights, the number of shares of our common stock you own will not change; however, due to the fact that shares will be purchased by other shareholders in the rights offering, your percentage ownership after the completion of the rights offering will be diluted.

How do I exercise my subscription rights? What forms and payment are required to purchase the shares of our common stock?

If you wish to participate in the rights offering, you must take the following steps:

•	deliver payment to the subscription agent using the methods outlined in this prospectus before 5:00 p.m., New York City time, on February 24, 2026; and

•	deliver a properly completed rights certificate to the subscription agent before 5:00 p.m., New York City time, on February 24, 2026.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the full extent possible based on the amount of the payment received, subject to the elimination of fractional shares.

When will I receive my new shares?

If you purchase shares of our common stock through the rights offering, you will receive your new shares as soon as practicable after the closing of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $1.00 per share.

What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, dealer, custodian bank or other nominee?

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the shares you own.

The record holder must exercise the subscription rights on your behalf for the shares of our common stock you wish to purchase. If you wish to participate in the rights offering and purchase shares of our common stock, please promptly contact the record holder of your shares. We will ask your broker, dealer, custodian bank or other nominee to notify you of the rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election.” You should receive this form from your record holder with the other rights offering materials.

How many shares of our common stock will be outstanding after the rights offering?

As of February 2, 2026, we had 12,222,881 shares of our common stock issued and outstanding and options to purchase 315,000 shares of our common stock outstanding. We expect to issue a maximum of 14,000,000 shares of our common stock in this rights offering through the exercise of subscription rights. Assuming no options are exercised prior to the expiration of the rights offering, we anticipate that we will have 26,222,881 shares of our common stock outstanding immediately after completion of the rights offering. The Backstop Purchasers may fund a portion of the purchase price of the shares of Common Stock under the Backstop Agreement by offset of amounts payable by the Company to the Backstop Purchasers for the repurchase or redemption of shares of the Company’s Series B Preferred Stock.

What happens if the rights offering is not fully subscribed by our securityholders?

We have entered into a Rights Offering Backstop Agreement with Clarkston Companies, Inc. and certain of its affiliates (the “Backstop Purchasers”), pursuant to which the Backstop Purchasers agree to exercise in full all of the rights distributed for the shares of Common Stock that they beneficially own and, upon expiration of the rights offering, to purchase from the Company, at the price per share equal to the subscription price, any and all shares of Common Stock that other securityholders do not subscribe for in our rights offering (“Unsubscribed Rights Shares”), subject to the terms, conditions and limitations of the Backstop Agreement. The Backstop Purchasers may fund a portion of the purchase price of the shares of Common Stock under the Backstop Agreement by offset of amounts payable by the Company to the Backstop Purchasers for the repurchase or redemption of shares of the Company’s Series B Preferred Stock.

Why are there Backstop Purchasers?

Our objective is to raise the full $14.0 million in gross proceeds from our rights offering. In the event that all Rights are not exercised, we would fall short of that objective. We have therefore obtained a commitment from the Backstop Purchasers in order to establish a higher likelihood of receiving the full amount of our rights offering objective.

How much money will the Company receive from the rights offering?

Assuming all the shares of common stock offered are sold, the gross proceeds from the rights offering, before expenses, will be $14.0 million. Please see “Use of Proceeds.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the headings “Risk Factors” in this prospectus.

May shareholders in all states participate in the rights offering?

Although we intend to distribute the rights to all shareholders, we reserve the right in some states to require shareholders, if they wish to participate, to state and agree upon exercise of their respective rights that they are acquiring the shares for investment purposes only, and that they have no present intention to resell or transfer any shares acquired. Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

Will the subscription rights be listed on a stock exchange or national market?

The subscription rights may not be sold, transferred or assigned and will not be listed or quoted for trading on any stock exchange or market, including the Nasdaq Capital Market.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus or the rights certificates to shareholders whose addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold the rights certificates for their account. To exercise subscription rights, our foreign shareholders must notify the subscription agent and timely follow the procedures described in “The Rights Offering—Foreign Shareholders.”

What fees or charges apply if I purchase shares of our common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising subscription rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is part of a “disproportionate distribution” of our stock within the meaning of applicable tax rules (in which case you may recognize taxable income upon receipt of the subscription rights). We believe, and intend to take the position, that the rights offering should not be part of a disproportionate distribution of our stock but certain aspects of that determination are unclear. This position is not binding on the IRS or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt, exercise and expiration of subscription rights and the acquisition, ownership and disposition of our common stock. For further information, please see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and subscription payment by hand delivery, first class mail or overnight courier service to:

By hand delivery or overnight courier, excluding U.S. Postal Service:

Broadridge, Inc.

Attention: BCIS IWS

51 Mercedes Way

Edgewood, New York 11717

By mail:

Broadridge, Inc.

Attention: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, New York 11717-0718

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact Broadridge Corporate Issuer Solutions, LLC at (855) 739-5068 or by email (shareholder@broadridge.com).

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information included or incorporated by reference in this prospectus before making a decision to invest in our common stock. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Our business risks are described in detail in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025. The following risk factors update and supplement the risk factors included in such Annual Report.

Updated Business Risk Factors

Our actual incurred losses may be greater than our loss and loss adjustment expense reserves, which could have a material adverse effect on our financial condition and results of operations.

Insurance companies’ financial condition and results of operations depend upon their ability to accurately assess the potential losses and loss adjustment expenses under the terms of the insurance policies they underwrite. Reserves and related estimates of reinsurance recoverables on reserves do not represent an exact calculation of the respective liability and related asset. Rather, reserves and reinsurance recoverables on reserves represent an estimate of what the expected ultimate settlement and administration of claims will cost, and the ultimate liability and related asset may be greater or less than the current estimate. Our ultimate reinsurance recoverable may be greater or less than the current estimate. In the insurance industry, there is always the risk that reserves may prove inadequate as it is possible for insurance companies to underestimate the cost of claims. There has been considerable adverse development reported by the Company in recent years.

We base our estimates on our assessment of known facts and circumstances, as well as estimates of future trends in claim severity, claim frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events that could increase our exposure to losses, including changes in actuarial projections, claims handling procedures, inflation, severe weather, climate change, economic and judicial trends, and legislative changes. We continually monitor reserves using new information on reported claims and a variety of statistical techniques to update our current estimate. Our estimates could prove to be inadequate, and this underestimation could have a material adverse effect on our financial strength.

The uncertainties we encounter in establishing our loss reserves include:

•

For the majority of our policies, we are obligated to pay any covered loss that occurs while the policy is in force. Accordingly, claims may be reported and develop many years after a policy has lapsed;

•

Even when a claim is received, it may take considerable time to fully appreciate the extent of the covered loss suffered by the insured and, consequently, estimates of loss associated with specific claims can increase over time;

•	New theories of liability are enforced retroactively from time to time by courts;

•

Volatility in the financial markets, economic events, weather events and other external factors may result in an increase in the number of claims and the severity of the claims reported. In addition, elevated inflationary conditions would, among other things, drive loss costs to increase;

•

Anticipated reinsurance recoverables on reserves could be negatively impacted by contractual limits of coverage. For example, the loss portfolio transfer which covers the potential for future adverse development on commercial lines for accident years prior to 2020, has a $20.0 million limit;

•

As of September 30, 2025, we recorded $18.4 million of utilization of that limit and have $1.6 million of coverage remaining. We recorded $10.6 million of total reinsurance recoverables related to the LPT at September 30, 2025.

•

In December 2025, the reinsurer providing the loss portfolio transfer (“LPT”) failed to properly fund a $4.4 million short fall in collateral to support the recoverability of reinsurance recoverables we reported in the most recent September 30, 2025, Form 10-Q. On December 12, 2025, the Supreme Court of Bermuda Commercial Companies appointed joint provisional liquidators to that reinsurer.

•

It appears likely that the collateral short fall will not be funded and we may need to write off between $2.0 million and $4.4 million of LPT recoverables reported on the September 30, 2025, Form 10-Q, when we file our December 31, 2025 financial statements reported in our Annual Report on Form 10-K, which will be filed in March 2026. This will depend upon how the reserves subject to the LPT develop as a result of our December 31, 2025, actuarial analysis.

•

In addition, as of September 30, 2025, on Form 10-Q, we reported that there was still $1.6 million of unused coverage on the LPT. To the extent reserves subject to the LPT, in accident years 2019 and prior, develop adversely we would not expect to record any additional recoveries under LPT in light of the reinsurer’s current financial condition;

•	When we enter new lines of business, or encounter new theories of claims liability, we may encounter an increase in claims frequency and greater claims handling costs than we had anticipated; and

•

Estimation of IBNR losses is a complex and inherently uncertain process which involves a considerable degree of judgment and expertise, which adds to the overall difficulty of estimating loss reserves.

If any of our insurance reserves should prove to be inadequate, including reinsurance recoverables on reserves, for the reasons discussed above, or for any other reason, we will be required to increase reserves, resulting in a reduction in our net income and shareholders’ equity in the period in which the deficiency is identified. Such adverse development can result in the unplanned need for additional capital, which may need to be obtained through the sale of assets or additional issuance of common stock or preferred stock which could dilute current shareholder value.

The last actuarial opinion issued on our reserve position was as of December 31, 2024. During the course of 2025, the Company prepares its own reserve analysis. The next reserve analysis that will be performed by an opining actuary will be for our reserve position as of December 31, 2025. There is a higher risk of adverse deviation from the external actuary’s estimate the more time that has passed from the last opinion. Based on our preliminary assessment of reserves for loss years prior to 2025, we currently expect to increase our reserve estimates for additional adverse development of up to potentially $5.0 million at December 31, 2025. Our actual reserve strengthening adjustment at December 31, 2025 could be higher or lower than our preliminary assessment as more information becomes available and we finalize our reserve estimates with our opining actuary.

Part of the gain on the sale of CIS is $6.3 million of contingent consideration that we may not receive which would reduce anticipated future liquidity.

In our September 30, 2025, Form 10-Q we recorded an asset on our Consolidated Balance Sheet of $6.3 million which reflects the estimated fair value of a contingent consideration we may receive if CIS meets certain revenue hurdles in the future. We cannot be certain that we will receive this payment. If we do not receive this payment, our assets and shareholders’ equity would be reduced by $6.3 million and it may impair our ability to pay down debt and meet other obligations.

In the event this rights offering is not completed we may need other sources of liquidity to repay the Series B Preferred Stock.

This rights offering is an effort to recapitalize the Company to reduce debt service costs, provide adequate capital to repurchase or redeem the Series B Preferred Stock, and leave the Company with sufficient liquidity to meet future obligations through December 31, 2026. If the rights offering is not completed, we may not be able to pay off the $7.5 million of liquidation preference on the Series B Preferred stock due within the next twelve months, on December 31, 2026.

Risks Related to the Rights Offering

The market price of our common stock is volatile and may decline before or after the subscription rights expire.

The trading price of our common stock is highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could be significant and could cause a loss in the amount invested in our shares of common stock.

In addition, the stock market in general, and the market for insurance companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. At times, securities class action litigation has been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

We cannot assure you that the market price of our common stock will not decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy shares of our common stock in the rights offering at a price greater than the prevailing market price, and could have an immediate unrealized loss. Moreover, we cannot assure you that following the exercise of your subscription rights you will be able to sell your common stock at a price equal to or greater than the subscription price. Until shares are delivered upon expiration of the rights offering, you will not be able to sell the shares of our common stock that you purchase in the rights offering. A direct registration account statement from our transfer agent reflecting ownership of such shares will be delivered as soon as practicable after expiration of the rights offering. We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of subscription rights.

If you do not fully exercise your subscription rights, your ownership interest will be diluted.

The rights offering will result in our issuance of up to 14,000,000 additional shares of our common stock. If you choose not to fully exercise your subscription rights prior to the expiration of the rights offering, your relative ownership interest in us will be diluted to the extent shares are purchased by other shareholders in the rights offering.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, transfer or assign your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire additional shares of our common stock to realize any value that may be embedded in the subscription rights.

The subscription price determined for the rights offering is not an indication of the fair value of our common stock.

In determining the subscription price for the rights offering, our board of directors considered recent closing sales and volume weighted average prices for our common stock and a number of other factors, including: the likely cost of capital from other sources, the price at which our shareholders might be willing to participate in the rights offering, our need for liquidity and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis. The subscription price was established at a price of $1.00 per share. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. We cannot give you any assurance that our common stock will trade at or above the subscription price in any given time period. After the date of this prospectus, our common stock may trade at prices above or below the subscription price.

Because our management will have broad discretion over the use of the gross proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

We are conducting the rights offering to provide additional liquidity to support the existing business, including repurchase or redemption of all or a portion of our Series B Preferred Stock. We may also use the proceeds for general corporate purposes. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

We may cancel the rights offering at any time prior to the expiration of the rights offering, and neither we nor the subscription agent will have any obligation to you except to return your exercise payments.

We may, in our sole discretion, decide not to continue with the rights offering or cancel the rights offering prior to the expiration of the rights offering. If the rights offering is cancelled, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

We may amend or modify the terms of the rights offering at any time prior to the expiration of the rights offering in our sole discretion.

Our board of directors reserves the right to amend or modify the terms of the rights offering in its sole discretion. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of this rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

We cannot guarantee that the transaction contemplated by the Backstop Agreement will be consummated.

We cannot guarantee that the transaction contemplated by the Backstop Agreement will close in a timely manner. If the closing of the transaction contemplated by the Backstop Agreement does not occur as anticipated, we may not have sufficient capital to fully execute our business plan and support the growth of our business.

You may not revoke your subscription exercise, even if the rights offering is extended by our board of directors, and you could be committed to buying shares above the prevailing market price.

Once you exercise your subscription rights, you may not revoke the exercise of such rights. If our board of directors decides to exercise its option to extend the rights offering, you still may not revoke the exercise of your subscription rights. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing market price. Our common stock is traded on the Nasdaq Capital Market under the symbol “PRHI,” and the last reported sales price of our common stock on January 13, 2026 was $0.65 per share. Following the exercise of your rights, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

Shareholders that desire to purchase shares in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. We are not responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering prior to the expiration of the rights offering, the subscription agent will reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

The tax treatment of the rights offering is somewhat uncertain and it may be treated as a taxable event to our shareholders.

If the rights offering were deemed to be part of a “disproportionate distribution” of our stock under section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), a shareholder may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of subscription rights in the rights offering depending on our current and accumulated earnings and profits and the shareholder’s tax basis in our common stock. A “disproportionate distribution” of stock is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other shareholders in a company’s assets or earnings and profits. Please see “Material U.S. Federal Income Tax Considerations” for further information on the treatment of the rights offering.

The rights offering could impair or limit our net operating loss carry forwards.

As of December 31, 2024, we had net operating loss (“NOL”) carryforwards of approximately $65 million for U.S. federal income tax purposes. An ownership change with respect to a corporation can significantly limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation in the future. The purchase of shares of our common stock pursuant to the rights offering may trigger an ownership change with respect to our stock that results in a limitation on the use of our NOLs and certain other tax assets.

The rights offering may cause the price of our common stock to decrease.

The announcement of the rights offering and its terms, including the subscription price, together with the number of shares of common stock we could issue if the rights offering is completed, may result in an immediate decrease in the trading price of our common stock. This decrease may continue after the completion of the rights offering. If that occurs, your purchase of shares of our common stock in the rights offering may be at a price greater than the prevailing trading price. Further, if a substantial number of subscription rights are exercised and the holders of the shares received upon exercise of those subscription rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock.

You will not receive interest on subscription funds, including any funds ultimately returned to you.

You will not earn any interest on your subscription funds while they are being held by the subscription agent pending the closing of this offering.

Risks Related to Our Common Stock

Clarkston Ventures, LLC and its affiliates have significant influence on all matters requiring shareholder approval because they beneficially own a large percentage of our common stock, their beneficial ownership may increase unless all other shareholders exercise their subscription rights, and they may vote any additional shares of common stock they acquire in the offering in ways with which other shareholders disagree.

As of February 2, 2026, Clarkston Ventures, LLC and its affiliates (“Clarkston”) beneficially owned approximately 30.6% of the outstanding shares of our common stock and, together with its affiliates, held rights to vote 42.1% of our outstanding voting shares. If all of our shareholders do not exercise their subscription rights in full, and Clarkston purchases additional shares in the offering pursuant to the Backstop Agreement, the beneficial ownership of Clarkston would increase along with their influence on matters submitted to our shareholders for approval, including proposals regarding any merger, consolidation or sale of all or substantially all of our assets, the election of members of our board of directors, and any amendment to our Articles of Incorporation (as defined below).

The current or increased ownership position of Clarkston could delay, deter or prevent a change of control or adversely affect the price that investors might be willing to pay in the future for shares of our common stock. The interests of Clarkston may significantly differ from the interests of our other shareholders and they may vote the common stock they beneficially own in ways with which our other shareholders disagree. Further, Jeffrey Hakala, a member of our Board of Directors, is the Chief Investment Officer of Clarkston.

We have never paid dividends on our common stock.

We currently intend to retain earnings, if any, to support our growth strategy. We do not anticipate paying dividends on our common stock in the foreseeable future.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of our common stock for future sales, will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market and the availability of shares for future sale could adversely affect the prevailing market price of our common stock. This in turn could impair our future ability to raise capital through an offering of our equity securities.

Provisions in our articles of incorporation, our bylaws, and Michigan law could make it more difficult for a third party to acquire us, discourage a takeover, and adversely affect existing shareholders.

Our restated articles of incorporation, as amended (“Articles of Incorporation”), our amended and restated bylaws (“Bylaws”) and the Michigan Business Corporation Act (the “MBCA”) contain provisions that may have the effect of making more difficult, delaying or deterring attempts by others to obtain control of our Company, even when these attempts may be in the best interests of shareholders. These include provisions on our maintaining a classified Board of Directors and limiting the shareholders’ powers to remove directors or take action by written consent instead of at a shareholders’ meeting. Our Articles of Incorporation also authorize our Board of Directors, without shareholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. The MBCA also imposes conditions on certain business combination transactions with “interested shareholders.”

These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which shareholders might otherwise receive a premium for their shares over then current market prices. These provisions may also limit the ability of shareholders to approve transactions that they may deem to be in their best interests.

USE OF PROCEEDS

Assuming all the shares of common stock offered are sold, the gross proceeds from the rights offering, before expenses, will be $14.0 million. On the basis of the commitment received from our Backstop Purchasers (discussed in detail below), we anticipate completing the sale of all shares of common stock that are available for subscription in the rights offering. We intend to use the net proceeds to repurchase or redeem all of our Series B Preferred Stock, and for general corporate purposes.

THE BACKSTOP AGREEMENT

We have entered into a Rights Offering Backstop Agreement with Clarkston Companies, Inc. and certain of its affiliates (the “Backstop Purchasers”), pursuant to which the Backstop Purchasers agree to exercise their subscription rights in full in the rights offering and, upon expiration of the rights offering, to purchase from the Company, at the price per share equal to the subscription price, any and all shares of common stock that other securityholders do not subscribe for in the rights offering (“Unsubscribed Rights Shares”), subject to the respective terms, conditions and limitations of the Backstop Agreement. The Backstop Purchasers may fund a portion of the purchase price of the shares of Common Stock under the Backstop Agreement by offset of amounts payable by the Company to the Backstop Purchasers for the repurchase or redemption of shares of the Company’s Series B Preferred Stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2025 on an actual basis, on a pro forma basis, and on an “as adjusted” basis to give effect to this rights offering, assuming proceeds from the rights offering of $14.0 million, less the estimated offering expenses of approximately $251,933. You should read this table together with the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Form 10-K for the fiscal year ended December 31, 2024 and our subsequent filings on Form 10-Q.

	As of September 30, 2025
	Actual	Pro forma(2)	Pro forma, as adjusted
Cash and cash equivalents	$7,414	$15,414	$21,914

Debt	$12,123	$12,123	$12,123
Series B Preferred stock(1)	6,127	6,127	—
Series C Preferred stock		8,000	8,000

Total debt	$18,250	$26,250	$20,123
Shareholders’ equity:
Common stock— no par value; 100,000,000 shares authorized, 12,222,881 shares issued and outstanding as of September 30, 2025 and pro forma; 26,222,881, as adjusted	$100,145	$100,145	$113,893
Accumulated other comprehensive loss	(10,292)	(10,292)	(10,292)
Accumulated deficit	(64,550)	(64,550)	(65,923)

Total shareholders’ equity	25,303	25,303	37,678

Total capitalization	$43,553	$51,553	$57,801

(1)	All shares of issued and outstanding Series B Preferred stock are expected to be repurchased or redeemed with the proceeds of the rights offering concurrently with the closing of the rights offering.
(2)	Pro forma reflects the issuance of Series C Preferred Stock on December 23, 2025.

DILUTION

Purchasers of our common stock in the rights offering will experience an immediate dilution of the net tangible book value of the shares purchased. At September 30, 2025, we had a net tangible book value of approximately $24.8 million, or $2.03 per share of our common stock. After giving effect to the sale of the maximum 14,000,000 shares of our common stock in the rights offering and after deducting transaction and offering expenses, the pro forma net tangible book value at September 30, 2025 attributable to common shareholders would have been approximately $38.8 million, or $1.48 per share of our common stock. This amount represents an immediate anti-dilution to purchasers in the rights offering of $0.48 per share. The following table illustrates this per share dilution.

Subscription Price		$1.00
Net tangible book value per share at September 30, 2025, before the rights offering	$2.03
Net decrease in pro forma tangible book value per share attributable to the rights offering	$(0.55)
Pro forma net tangible book value per share after giving effect to the rights offering		$1.48
Anti-dilution in pro forma net tangible book value per share to purchasers		$0.48

THE RIGHTS OFFERING

Please read the following information concerning the subscription rights in conjunction with the statements under “Description of Subscription Rights” in this prospectus, which the following information supplements.

The Subscription Rights

We are distributing to the record holders of our common stock as of the record date non-transferable subscription rights to purchase shares of our common stock. The subscription price of $1.00 per share was determined by our board of directors after a review of recent closing sales and volume weighted average prices of our common stock and a number of other factors. The subscription rights will entitle the holders of our common stock to purchase an aggregate of 14,000,000 shares of our common stock for an aggregate purchase price of $14 million.

Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder as of 5:00 p.m., New York City time, on the record date. Each subscription right will entitle the holder to purchase one share of our common stock, upon delivery of the required documents and payment of the subscription price of $1.00 per share, prior to the expiration of the rights offering. You may exercise all or a portion of your subscription rights.

Fractional shares of our common stock resulting from the exercise of the subscription rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

If you are a holder of record, a direct registration account statement from our transfer agent reflecting ownership of such shares of our common stock purchased with the subscription rights will be delivered to you as soon as practicable after the rights offering has expired. If you hold your shares in the name of a bank, broker, dealer or other nominee, DTC will credit your nominee with the securities you purchased in the rights offering.

Reasons for the Rights Offering

Our board of directors has approved the rights offering as a cost-effective manner of raising capital that allows all shareholders to participate. Our board of directors also considered several alternative capital raising methods prior to concluding that the rights offering was appropriate under the circumstances. We are conducting the rights offering to raise capital that we intend to use to repurchase or redeem all of our Series B Preferred Stock, and for general corporate purposes. Although we believe that the rights offering will strengthen our financial condition, our board of directors is making no recommendation regarding your exercise of the subscription rights.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified, even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You may exercise your subscription rights as follows:

Subscription by Registered Holders

You may exercise your subscription rights by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “—Subscription Agent and Information Agent,” prior to the expiration of the rights offering.

Subscription by DTC Participants

We expect that the exercise of your subscription rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your subscription rights, and your full subscription payment.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, or if you hold our common stock certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, custodian bank or other nominee or institution to exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., New York City time, on February 24, 2026, which is the expiration of the rights offering. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian bank, nominee or institution, as the case may be, all of the required documents and your full subscription payment prior to 5:00 p.m., New York City time, on February 24, 2026.

Payment Method

Your payment of the subscription price must be made in United States dollars for the full number of shares of common stock for which you are subscribing by cashier’s or certified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent for Presurance Holdings, Inc.” at the address set forth below in “The Rights Offering—Subscription Agent and Information Agent.” The subscription agent will not accept non-certified checks or payment by any other means. Payment received after the expiration of the rights offering will not be honored, and the subscription agent will return your payment to you, without interest, as soon as practicable. Your payment will be considered received by the subscription agent only upon receipt by the subscription agent of any cashier’s or certified check drawn upon a U.S. bank payable to the subscription agent.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Unless a rights certificate provides that the shares of our common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the subscription agent.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If we do not apply your full subscription payment to your purchase of shares of our common stock, any excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable.

Expiration Date and Amendments

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., New York City time, on February 24, 2026, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time, regardless of when the rights certificate and subscription payment were sent. We may extend the expiration of the rights offering for a period not to exceed 30 days by giving oral or written notice to the subscription agent prior to the expiration of the rights offering, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced.

Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we should make any fundamental changes to the terms set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate an updated prospectus after the post-effective amendment is declared effective with the SEC. In addition, upon such event, we may extend the expiration date of this rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to this rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price although no such change is presently contemplated.

Subscription Price

In determining the subscription price, our board of directors considered recent closing sales and volume weighted average prices for our common stock and a number of other factors, including: the likely cost of capital from other sources, the price at which our shareholders might be willing to participate in the rights offering, our need for liquidity and capital and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis.

The subscription price was established at a price of $1.00 per share. The subscription price is not necessarily related to our book value, net worth or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering. We cannot assure you that the market price of our common stock will not decline during or after the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than the subscription price. We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate, cancel or withdraw the rights offering, in whole or in part, we will issue a press release notifying the shareholders of such event, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following such termination, cancellation or withdrawal.

Cancellation Rights

Our board of directors may cancel the rights offering at any time prior to the time the rights offering expires for any reason. If we cancel the rights offering, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Subscription Agent and Information Agent

The subscription agent and the information agent for this offering is Broadridge Corporate Issuer Solutions, LLC. The address to which subscription documents, rights certificates and subscription payments should be mailed or delivered by hand delivery, first class mail or overnight courier service is:

By hand delivery or overnight courier, excluding U.S. Postal Service:

Broadridge, Inc.

Attention: BCIS IWS

51 Mercedes Way

Edgewood, New York 11717

By mail:

Broadridge, Inc.

Attention: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, New York 11717-0718

If you deliver subscription documents or rights certificates in a manner different than that described in this prospectus, then we may not honor the exercise of your subscription rights.

Fees and Expenses

We will pay all fees charged by the subscription agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

No Fractional Shares

We will not issue fractional shares or cash in lieu of fractional shares. Fractional shares of our common stock resulting from the exercise of the subscription rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper subscription payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and we may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors, and we will not accept any alternative, conditional or contingent subscriptions or directions. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for shares of our common stock in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable. In addition, all subscription payments received by the subscription agent will be returned, without interest, as soon as practicable, if subscribers decide to cancel their subscription rights in the event that we extend the rights offering for a period of more than 30 days after the expiration date or if there is a fundamental change to the rights offering.

Shareholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering, if any, until such shares are issued in uncertificated, book-entry form, which means that you will receive a direct registration account statement from our transfer agent reflecting ownership of such shares if you are a holder of record. If you hold your shares in the name of a bank, broker, dealer or other nominee, DTC will credit your nominee with the shares you purchased in this offering. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, the full subscription payment and any other required documents to the subscription agent, unless we amend or modify the terms of the rights offering, as discussed further in “The Rights Offering—Extension, Cancellation, and Amendment”.

Foreign Shareholders

We will not mail this prospectus or rights certificates to shareholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign shareholders must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such shareholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price.

Regulatory Limitation

We will not be required to issue to you shares of our common stock pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the rights offering expires, you have not obtained such clearance or approval.

U.S. Federal Income Tax Treatment of Rights Distribution

We believe, and intend to take the position, that our distribution and any shareholder’s receipt of these subscription rights to purchase shares of our common stock generally should not be taxable to our shareholders, as described below in “Material U.S. Federal Income Tax Considerations.”

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Listing

The subscription rights will not be listed or quoted for trading on any stock exchange or market, nor on the Nasdaq Capital Market. The shares of our common stock issuable upon exercise of the subscription rights will be available for trading on the Nasdaq Capital Market under the symbol “PRHI.”

Shares of Our Common Stock Outstanding After the Rights Offering

Assuming no outstanding and vested stock options are exercised prior to the expiration of the rights offering, we expect that there will be 26,222,881 shares of our common stock outstanding immediately after completion of the rights offering.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations, as of the date of this prospectus, to U.S. holders (as defined below) of our common stock of the, exercise and expiration of the subscription rights acquired through the rights offering and the acquisition receipt, ownership and disposition of the common shares received upon exercise of the subscription rights.

This discussion applies to you only if you are a U.S. holder that receives your subscription rights in the rights offering and hold your subscription rights or common shares acquired by you upon exercise of the subscription rights as capital assets within the meaning of section 1221 of the Code (generally, property held for investment), and the discussion below assumes this to be the case. This section does not purport to be a comprehensive description of all tax considerations that may be relevant in light of a U.S. holder’s particular circumstances, including any state, foreign or local tax considerations, any U.S. federal gift, estate or generation-skipping transfer tax considerations. This discussion does not apply to you if you are not a U.S. holder or if you are a member of a special class of holders subject to special rules, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, persons liable for alternative minimum tax, holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, and holders whose functional currency is not the U.S. dollar.

The following discussion is based upon the Code, legislative history, the Treasury Regulations promulgated under the Code, published rulings, and judicial authority, all as currently in effect. These laws may subsequently be changed, possibly retroactively, or interpreted differently by the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. The discussion that follows neither binds nor precludes the IRS from adopting a position contrary to that expressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position were litigated. We have not sought, and will not seek, a ruling from the IRS regarding this rights offering.

You are a U.S. holder if you are a beneficial owner of subscription rights or common stock and you are for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States,

•

A corporation (or entity treated as a corporation for U.S. federal tax purposes) created or organized, or treated as created or organized, in or under the laws of the United Sates, any state thereof or the District of Columbia,

•	An estate whose income is subject to U.S. federal income tax regardless of its source, or

•

A trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) a valid election is in effect under applicable Treasury Regulations to treat the trust as a U.S. person.

If an entity classified as a partnership for U.S. federal income tax purposes holds subscription rights or our common stock, the U.S. federal income tax treatment of a partner in that partnership with respect to its holdings of the subscription rights or our ordinary shares or warrants generally will depend upon the status of the partner and the activities of the partnership.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT THE HOLDER’S OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE RECEIPT, EXERCISE AND EXPIRATION OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Receipt, Exercise and Expiration of the Subscription Rights; Tax Basis in the Subscription Rights

Receipt of the Subscription Rights

We intend to take the position that the receipt of subscription rights by a U.S. holder with respect to such U.S. holder’s common stock pursuant to the rights offering should be treated as a non-taxable distribution for U.S. federal income tax purposes. However, the authorities governing transactions such as the rights offering are complex and do not directly address consequences of certain aspects of the rights offering or the distribution of subscription rights and the effects of the over-subscription privilege. Pursuant to Section 305(a) of the Code, in general, the receipt by a shareholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) of the Code is subject to certain exceptions in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders (or holders of instruments convertible into shares) and an increase in the proportionate interest of other shareholders in a corporation’s assets or earnings and profits. The rules related to disproportionate distributions are complicated, and their application is uncertain.

Our position regarding the tax-free treatment of the subscription rights distribution with respect to our ordinary shares is not binding on the IRS or the courts. If our tax position concerning the rights offering is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a “disproportionate distribution” described above or otherwise, holders of our common stock may be treated as receiving a taxable distribution equal to the fair market value of the subscription rights. For a discussion of the U.S. federal income tax considerations if the rights offering is considered part of a disproportionate distribution, see “Ownership and Disposition of Common Stock - Distributions on Common Stock” below.

During the preceding 36 months, we have not made any distributions of cash or other property on our common stock. We also currently do not intend to issue another class of stock or convertible debt or, as stated below, pay any dividends on our common stock.

The following discussion assumes the treatment of the subscription rights issuance is a non-taxable distribution with respect to a U.S. holder’s common stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your common stock on the date you receive your subscription rights, your subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless you elect to allocate tax basis between your existing common stock and your subscription rights in proportion to the relative fair market values of the existing common stock and your subscription rights determined on the date of receipt of your subscription rights. If you choose to allocate tax basis between your existing common stock and your subscription rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive your subscription rights. Such an election is irrevocable.

If the fair market value of your subscription rights is 15% or more of the fair market value of your existing common stock on the date you receive your subscription rights, then you must allocate your tax basis in your existing common stock between your existing common stock and your subscription rights in proportion to the relative fair market values determined on the date you receive your subscription rights. The fair market value of the subscription rights on the date the subscription rights will be distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights on that date. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are non-transferable.

Exercise of the Subscription Rights

Generally, you will not recognize any gain or loss upon the exercise of subscription rights received in the rights offering, and the tax basis of the shares of our common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the shares and your tax basis, if any, in the subscription rights. The holding period for the shares of our common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

If, at the time of the receipt or exercise of the subscription right, the U.S. holder no longer holds the common stock with respect to which the subscription right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the subscription right are unclear, including (1) the allocation of the tax basis between the common stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common stock previously sold, and (3) the impact of such allocation on the tax basis of the common stock acquired upon exercise of the subscription right. If a U.S. holder exercises a subscription right received in the rights offering after disposing of the common stock with respect to which the subscription right is received, the U.S. holder should consult its own tax advisor.

Expiration of the Subscription Rights

If you allow subscription rights received in the rights offering to expire without being exercised, you generally should not recognize any gain or loss for U.S. federal income tax purposes upon the expiration of the subscription rights. If you have tax basis in the subscription rights and you allow the subscription rights to expire without being exercised, the tax basis of our common stock owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such common stock immediately before the receipt of the subscription rights in the rights offering.

If a U.S. holder allows the subscription right to expire after disposing of the common stock with respect to which the subscription right was received, the U.S. holder should consult with its own tax advisor regarding the tax treatment of the expiration of the subscription right.

Ownership and Disposition of Common Stock

Distributions on Common Stock

Distributions (including deemed distributions), if any, on shares of our common stock will be taxable to you as a dividend to the extent that the cash and fair market value of property is allocable to our current and accumulated earnings and profits for the taxable year in which the distribution is made. Dividends received by corporate holders of our common stock will be taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Dividends received by noncorporate holders of our common stock will be taxed at the holder’s net capital gain tax rate (a maximum rate of 20%), provided that the holder meets applicable holding period and other requirements. If these requirements are not met, the dividends will be taxable to a noncorporate holder as ordinary income. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of your tax basis in our common stock, and any additional amount of the distributions in excess of your tax basis in our common stock will be treated as gain from the sale or exchange of our common stock. Your tax basis in any property you receive as a distribution on shares of our common stock will be the property’s fair market value (regardless of whether the distribution is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our common stock, or as a combination thereof). Taxable distributions to a noncorporate holder of our common stock also generally are subject to a 3.8% net investment income tax if the noncorporate holder’s income exceeds certain thresholds.

Taxation of Disposition of Common Stock

You will recognize capital gain or loss upon the sale of our common stock acquired through the exercise of subscription rights in an amount equal to the difference between the amount realized and your tax basis in the common stock being sold. The capital gain or loss will be long-term if your holding period in the shares is more than one year and otherwise will be short-term. Long-term capital gain recognized by noncorporate holders of our common stock generally will be taxable at a maximum rate of 20%. Long-term capital gain recognized by corporate holders of our common stock generally will be taxable at ordinary corporate tax rates. Short-term capital gain generally will be taxable at a maximum rate equal to the maximum rate applicable to the holder’s ordinary income. Gain (whether long-term or short-term) recognized by noncorporate holders of our common stock also may be subject to a 3.8% net investment income tax if the noncorporate holder’s income exceeds certain thresholds. Your ability to use any capital loss is subject to certain limitations.

Information Reporting and Backup Withholding

You may be subject to information reporting or backup withholding with respect to dividend payments on, or the gross proceeds from, the disposition of our common stock acquired through the exercise of subscription rights. Backup withholding may apply under certain circumstances if (1) you fail to furnish your social security or other taxpayer identification number (“TIN”) to us, (2) the IRS informs us that you have furnished an incorrect TIN, (3) the IRS informs you that you are subject to backup withholding because you have failed to report interest or dividends properly on your tax return, or (4) you fail to provide us with a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

MARKET INFORMATION

Our common stock trades on the Nasdaq Capital Market under the trading symbol “PRHI”. On January 14, 2026, there were 21 record holders of our common stock. This number does not include the number of persons or entities that hold stock in nominee or street name through various brokerage firms, banks and other nominees. On January 13, 2026, the last closing sales price reported on the Nasdaq Capital Market for our common stock was $0.65 per share.

DIVIDEND HISTORY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future. We intend instead to retain any future earnings for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors deemed relevant by the Board of Directors.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation, and Bylaws and to the applicable provisions of the MBCA. Copies of our Articles of Incorporation and Bylaws have been filed with the SEC.

General

Our authorized capital stock consists of 110,000,000 shares. The authorized capital stock is divided into 10,000,000 shares of preferred stock, no par value per share, and 100,000,000 shares of common stock, no par value per share. As of February 2, 2026, we had issued and outstanding 12,222,881 shares of common stock, held by approximately 21 shareholders of record. As of February 2, 2026, 315,000 shares of our common stock were reserved for issuance upon the exercise of outstanding stock options. Each share of common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. As of February 2, 2026, 1,500 shares of Series B Preferred Stock and 1,600 shares of Series C Preferred Stock were issued and outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Thus, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available for dividends, subject to any preferential dividend rights of outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock are entitled to receive ratably all of our assets available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights or any rights to share in any sinking fund. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of preferred stock from time to time in one or more series with rights and privileges that might be senior to our common stock, without the consent of holders of the common stock. Our certificate also authorizes the board of directors to fix the powers, rights, designations, preferences, qualifications, limitations and restrictions, and dividend, voting and conversion rights pertaining to each series of preferred stock that we issue. The issuance of preferred stock with voting and other rights may adversely affect the voting power of the holders of our common stock and could have the effect of delaying, deferring or preventing a change in control.

Series B Preferred Stock

On February 27, 2025 and March 3, 2025, the Company issued a total of $7.5 million of its newly designated non-convertible mandatorily redeemable Series B Preferred Stock, no par value, through a private placement of 1,500 preferred shares priced at $5,000 per share that matures on December 31, 2026, and issued the Series B Purchaser (as defined below) common stock purchase warrants (the “Warrants”) to purchase 4,000,000 shares at an exercise price of $1.50 per share.

The Warrants entitle the Series B Purchaser to purchase up to 4,000,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The Warrants will expire on January 31, 2027.

The Series B Preferred Stock was sold to Clarkston 91 West LLC (the “Series B Purchaser”), an entity affiliated with Gerald and Jeffrey Hakala, who were both at such time members of the Board of Directors of the Company. The Company used the proceeds for working capital and general corporate purposes. The Series B Preferred Shares may be redeemed early at the Company’s option at a price equal to the Series B face value. Each share of the Series B Preferred Stock entitles the Holder to 3,000 votes on each matter properly submitted to the Company’s shareholders for their vote, however the aggregate voting power of all outstanding shares of the Series B Preferred Stock shall not exceed 19.99% of the aggregate voting power of all voting securities.

The Series B Preferred Stock requires quarterly dividend payments at a rate equal to the prime rate of Waterford Bank, N.A. plus 600 basis points, or 12.0%, whichever is higher. As of December 31, 2025, this equated to an annualized rate of 13.0%.

The $7.5 million of Series B Preferred Stock, and the Warrants issued contemporaneously, were both fair valued as of the issuance date. The Warrants were valued at $2.0 million and the Preferred Stock was valued at $5.5 million.

Series C Preferred Stock

On December 23, 2025, the Company issued a total of $8.0 million of its newly designated non-convertible mandatorily redeemable Series C Preferred Stock, no par value, through a private placement of 1,600 preferred shares priced at $5,000 per share that mature on April 2, 2027.

The Series C Preferred Stock was sold to Clarkston Companies, Inc., an entity affiliated with Jeffrey Hakala, a member of the Board of Directors of the Company. The Company used the proceeds for working capital and general corporate purposes. The Series C Preferred Shares may be redeemed early at the Company’s option at a price equal to the Series C face value. Holders of record of the Series C Preferred Stock have no voting rights, except as required by the MBCA. On any matter on which Holders are required to vote pursuant to the MBCA, such Holders will be entitled to one vote per share of Series C Preferred Stock. The Series C Preferred Stock requires quarterly dividend payments at a rate equal to the annualized rate per share equal to fifteen percent (15.0%) per annum on each Share of the Series C Preferred Stock.

Antitakeover Provisions

We are subject to the provisions of Chapter 7A of the MBCA. In general, subject to certain exceptions, the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder becomes an interested shareholder, unless (i) prior to such date, the board of directors approves the business combination or (ii) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates. The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations. An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation. Our Articles of Incorporation do not exclude us from the restrictions imposed under Chapter 7A of the MBCA. The provisions of Chapter 7A may encourage companies interested in acquiring us to negotiate in advance with our board, since the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the shareholder becoming an interested shareholder. These provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Anti-Takeover Provisions of Our Articles of Incorporation or Bylaws

General

The provisions of our Articles of Incorporation, Bylaws, and Michigan statutory law described in this section may delay or make it more difficult for someone to acquire us without the approval of our board. These provisions could have the effect of discouraging third parties from making acquisition proposals although such proposals, if made, might be considered desirable by a majority of our shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board.

Classified Board of Directors

Our Articles of Incorporation provide for our board (other than those directors elected solely by any series of preferred stock created by resolution of our board) to be divided into three classes of directors serving staggered three year terms. As a result, approximately one-third of our board will be elected each year.

We believe a classified board will help to assure the continuity and stability of our board, and our business strategies and policies as determined by our board, because a majority of the directors at any given time will have prior experience as our directors. This provision should also help to ensure that our board, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders.

This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of our board until the second annual shareholders’ meeting following the date the acquiror obtains the controlling stock interest, could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of us and could thus increase the likelihood that incumbent directors will retain their positions.

Number of Directors; Removal; Vacancies

Our Articles of Incorporation and Bylaws provide that the number of directors, except as may be provided in the terms of any series of preferred stock created by resolution of our board, shall be determined from time to time exclusively by resolution adopted by affirmative vote of a majority of our directors then in office. The board of directors currently consists of five directors. Our Articles of Incorporation and Bylaws provide that the authorized number of directors will be specified by the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board of directors, only be filled by an affirmative vote of a majority of the board of directors and an 80% majority of all of the directors then in office, even though less than a quorum. Furthermore, except as may be required by law, directors may be removed by shareholders only for cause and only by the affirmative vote a majority of the voting power of all of the shares of our capital stock then entitled to vote generally in the election of directors, voting together as a single class. This provision, in conjunction with the provision of the Articles of Incorporation and Bylaws authorizing our board to fill vacant directorships, could prevent shareholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Shareholder Action by Written Consent; Special Meetings

Our Bylaws provide that shareholder action can be taken by written consent in lieu of a meeting without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. Our Bylaws also provide that special meetings of shareholders can only be called by our board pursuant to a resolution approved by a majority of the board. Shareholders are not permitted to call a special meeting of shareholders or to require that the board call a special meeting.

Advance Notice for Raising Business or Making Nominations at Meetings

Our Bylaws establish an advance notice procedure with regard to shareholder proposals and nominations of individuals for election to the board of directors. In general, notice of a director nomination for a meeting must be delivered to us at our executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 20 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs.

In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder of the Company may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of such special meeting, if the shareholder’s notice is delivered to the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which such notice of the date of the special meeting is mailed, transmitted electronically, or public disclosure of the date of the special meeting is made, whichever first occurs.

The notice of any nomination for election as a director must set forth the name, age, business and residence address of the person or persons to be nominated; the principal occupation or employment during the past five years; the number of shares of our capital stock beneficially owned by the person; and any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Amendments to Bylaws

Our Bylaws provide that our board or the majority of holders of the voting power of all shares of our capital stock then entitled to vote at any annual or special meeting of shareholders, voting together as a single class, have the power to adopt, alter, amend or repeal our Bylaws. Notwithstanding the foregoing, the affirmative vote of holders of at least a majority of the voting power of all shares of our capital stock then entitled to vote is required to adopt, alter, or amend provisions of certain articles of the Bylaws.

Preferred Stock and Additional Common Stock

Under our Articles of Incorporation, our board will have the authority to provide by resolution for the issuance of shares of one or more series of preferred stock. Our board is authorized to fix by resolution the terms and conditions of each such other series.

We believe that the availability of our preferred stock, in each case issuable in series, and additional shares of common stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs which might arise. The authorized shares of our preferred stock, as well as authorized but unissued shares of common stock will be available for issuance without further action by our shareholders, unless shareholder action is required by applicable law or the rules of any stock exchange on which any series of our stock may then be listed, or except as may be provided in the terms of any preferred stock created by resolution of our board.

These provisions give our board the power to approve the issuance of a series of preferred stock, or additional shares of common stock, that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares of preferred stock might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations or, alternatively, might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC and its telephone number is (800) 937-5449 or by email admin1@equiniti.com.

Nasdaq Capital Market

Our common stock is traded on the Nasdaq Capital Market under the symbol “PRHI.”

DESCRIPTION OF SUBSCRIPTION RIGHTS

The Subscription Rights

We are distributing to the record holders of our common stock as of the record date non-transferable subscription rights to purchase shares of our common stock. The subscription price of $1.00 per share was determined by our board of directors after a review of recent closing sales and volume weighted average prices of our common stock and a number of other factors. The subscription rights will entitle the holders of our common stock to purchase up to 14,000,000 shares of our common stock for an aggregate purchase price of $14 million.

Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder as of 5:00 p.m., New York City time, on the record date. Each subscription right will entitle the holder to a subscription right.

Subscription Right

With your subscription rights, you may purchase 1.145 shares of our common stock per subscription right, upon delivery of the required documents and payment of the subscription price of $1.00 per share, prior to the expiration of the rights offering. You may exercise all or a portion of your subscription rights.

Fractional shares of our common stock resulting from the exercise of the subscription rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

If you are a holder of record, a direct registration account statement from our transfer agent reflecting ownership of shares of our common stock purchased with the subscription privilege will be delivered to you as soon as practicable after the rights offering has expired. If you hold your shares in the name of a bank, broker, dealer or other nominee, DTC will credit your nominee with the securities you purchased in the rights offering.

PLAN OF DISTRIBUTION

As soon as practicable after the record date for the rights offering, we will distribute the subscription rights and rights certificates to individuals who owned shares of our common stock at 5:00 p.m., New York City time, on February 24, 2026. If you wish to exercise your subscription rights and purchase shares of our common stock, you should complete the rights certificate and return it with payment for the shares by hand delivery, first class mail or overnight courier service to the subscription agent, Broadridge Corporate Issuer Solutions, LLC), at the following address:

By hand delivery or overnight courier, excluding U.S. Postal Service:

Broadridge, Inc.

Attention: BCIS IWS

51 Mercedes Way

Edgewood, New York 11717

By mail:

Broadridge, Inc.

Attention: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, New York 11717-0718

See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions, you should contact Broadridge Corporate Issuer Solutions, LLC at (855) 793-5068 or by email (shareholder@broadridge.com).

We have agreed to pay the subscription agent and the information agent customary fees plus certain expenses in connection with the rights offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and, except as described herein, no commissions, fees or discounts will be paid in connection with the rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the rights offering will be approximately $251,933.

Other than as described herein, we do not know of any existing agreements between or among any shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of February 2, 2026 certain information with respect to the beneficial ownership of our common stock and Series B Preferred Stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of our named executive officers and (4) all our current executive officers and directors as a group. We have based our calculation of the percentage of beneficial ownership on 12,222,881 shares of our common stock outstanding as of February 2, 2026 and 1,500 shares of Series B Preferred Stock, with an aggregate of 2,443,353 votes. There are 53,000 authorized shares of our common stock that may be issued in the future pursuant to stock option awards. The table below reflects only outstanding shares relating to exercisable stock options as of 60 days following February 2, 2026.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Number of Shares of Series B Preferred Stock	Percentage of Shares Beneficially Owned (1)
Named Executive Officers and Directors
Brian Roney (2)	652,232		4.4%
Harold Meloche (3)	92,588		*
Timothy Lamothe	17,351		*
Joseph Sarafa	350,000		2.4%
Isolde O’Hanlon	5,000		*
Jeffrey Hakala (4)	3,735,769	1,500	42.1%
J. Grant Smith	36,150		*

All current executive officers and directors as a group (7 persons) (5)	4,889,090	1,500	49.1%

Other Beneficial Owners
Gerald Hakala (4)	3,735,769	1,500	42.1%
Clarkston Ventures, LLC (6)	3,735,769	1,500	42.1%
James Petcoff	3,437,647		23.4%

Unless otherwise indicated below, the person’s address is the same as the address for the Company.

*Denotes beneficial ownership of less than one percent.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Percentage based on 14,666,234 total votes, based on: (i) 12,222,881 shares of common stock and (ii) 1,500 shares of Series B Preferred Stock (holding voting rights of 2,443,353 votes) outstanding as of February 2, 2026.

(2)	Includes 242,000 shares underlying outstanding stock options.
(3)	Includes 20,000 shares underlying outstanding stock options.
(4)

The shares of common stock are held directly by Clarkston Ventures, LLC (“CV”) and indirectly by Jeffrey Hakala and Gerald Hakala, who are both Co-Chief Investment Officers of CV. The shares of Series B Preferred Stock (holding voting rights of 2,443,353 votes) are held by Clarkston Companies, Inc., an affiliate of Jeffrey Hakala and Gerald Hakala. The Series B Preferred Stock was initially sold to Clarkston 91 West, LLC, also an affiliate of Jeffrey Hakala and Gerald Hakala, and was subsequently sold to Clarkston Companies, Inc.

(5)	Includes 262,000 shares underlying outstanding stock options.
(6)

Includes 3,735,769 shares of common stock held by Clarkston Ventures, LLC and 1,500 shares of Series B Preferred Stock held by Clarkston Companies, Inc., an affiliate of Jeffrey Hakala. The address of Clarkston Ventures, LLC and Clarkston Companies, Inc. is 303 E. Third St., Suite 110, Rochester, MI, 48307.

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Honigman LLP.

EXPERTS

The consolidated financial statements of Presurance Holdings, Inc. as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Additionally, we make these filings available, free of charge, on our website at www.IR.PREHLD.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Except for those SEC filings incorporated by reference in this prospectus, none of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus, and should not be relied upon in connection with making any investment decision with respect to our common stock. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the Company, please contact Investor Relations at Presurance Holdings, Inc., 3001 West Big Beaver Road, Suite 319, Troy, MI 48084, (248) 509-9202.

Subscription Rights to Purchase up to 14,000,000 Shares

of Common Stock of Presurance Holdings, Inc. at $1.00 per Share

PROSPECTUS

February , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

SEC Registration Fee	$1,933
Accounting Fees and Expenses*	$50,000
Legal Fees and Expenses*	$150,000
Subscription Agent and Information Agent Fees*	$15,000
Printing and Mailing Expenses*	$30,000
Miscellaneous*	$5,000

Total Expenses*	$251,933

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers

Our Articles of Incorporation provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by the MBCA. Under Sections 561-571 of the MBCA, we are permitted to offer indemnification to our directors, officers, employees and agents. Our policy is to offer the fullest extent of indemnification permitted under Michigan law.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Section 561 of the MBCA concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 561. Indemnification of certain persons generally.

A corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.”

Section 562 of the MBCA concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 562. Additional provisions for indemnification of certain persons.

A corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in section 564c.”

Section 564a of the MBCA concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 564a. Indemnification under MCL 450.4561, MCL 450.1562, or MCL 450.1563: determination and evaluation; designation of committee or selection of independent legal counsel; partial indemnification; payment authorization; indemnification for expenses and liabilities.

(1) Except as otherwise provided in subsection (5), an indemnification under section 561 or 562, unless ordered by the court or required under section 563, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in sections 561 and 562 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

(a) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

(b) If a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

(c) In a written opinion by independent legal counsel selected in 1 of the following ways:

(i) By the board or its committee in the manner prescribed in subdivision (a) or (b).

(ii) If a quorum of the board cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), by the board.

(d) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

(e) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

(2) In the designation of a committee under subsection (1)(b) or in the selection of independent legal counsel under subsection (1)(c)(ii), all directors may participate.

(3) If a person is entitled to indemnification under section 561 or 562 for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

(4) An authorization of payment of indemnification under this section shall be made in any of the following ways:

(a) By the board in 1 of the following ways:

(i) If there are 2 or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

(ii) By a majority of the members of a committee of 2 or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

(iii) If the corporation has 1 or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

(iv) If there are no independent directors and less than 2 directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by the vote necessary for action by the board in accordance with section 523, in which authorization all directors may participate.

(b) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

(5) To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to section 209(1)(c), a corporation may indemnify a director for the expenses and liabilities described in this subsection without a determination that the director has met the standard of conduct set forth in sections 561 and 562, but no indemnification may be made except to the extent authorized in section 564c if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated section 551, or intentionally committed a criminal act. In connection with an action or suit by or in the right of the corporation described in section 562, indemnification under this subsection may be for expenses, including attorneys’ fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the corporation, as described in section 561, indemnification under this subsection may be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.”

Section 564b of the MBCA concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 564b. Payment or reimbursement of party in advance of final disposition of proceeding; undertaking as unlimited general obligation; evaluation of reasonableness; advancement of expenses.

(1) A corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent of the corporation, or by a person that is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other profit or nonprofit enterprise, that is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking, executed personally or on the person’s behalf, to repay the advance if it is ultimately determined that the person did not meet the applicable standard of conduct, if any, required by this act for the indemnification of a person under the circumstances.

(2) An undertaking required under subsection (1) must be an unlimited general obligation of the person but may be unsecured and may be accepted without reference to the financial ability of the person to make repayment.

(3) A corporation shall make an evaluation of reasonableness under this section in the manner specified in section 564a(1) for an evaluation of reasonableness of expenses, and shall make an authorization in the manner specified in section 564a(4) unless an advance is mandatory. A corporation may make an authorization of advances with respect to a proceeding and a determination of reasonableness of advances or selection of a method for determining reasonableness in a single action or resolution covering an entire proceeding. However, unless the action or resolution provides otherwise, the authorizing or determining authority may subsequently terminate or amend the authorization or determination with respect to advances not yet made.

(4) A provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.”

Section 565 of the MBCA concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 565. Limitation on total amount of expenses advanced or indemnified; duration of indemnification; elimination or impairment.

(1) The indemnification or advancement of expenses provided under sections 561 to 564c is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

(2) The indemnification provided under this section and sections 561 to 564c continues as to a person that ceases to be a director, officer, employee, or agent and inures to the benefit of the heirs, personal representatives, and administrators of the person if the person is an individual.

(3) A corporation shall not eliminate or impair a right to indemnification or to advancement of expenses established in a provision of the articles of incorporation or the bylaws by amending that provision after the occurrence of the act or omission that is the subject of the formal or informal civil, criminal, administrative, or investigative action, suit, or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after that act or omission occurs.”

Section 567 of the MBCA concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 567. Liability insurance.

(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under sections 561 to 565.

(2) If the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to section 209(1)(c), insurance on behalf of a director under subsection (1) may be purchased from an insurer owned by the corporation, but insurance purchased from that insurer may insure a director against monetary liability to the corporation or its shareholders only to the extent to which the corporation could indemnify the director under section 564a(5).”

Section 569 of the MBCA concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 569. “Corporation” defined for purposes of MCL 450.1561 to 450.1567; “business organization” defined.

(1) For purposes of sections 561 to 567, “corporation” includes all constituent corporations absorbed in a consolidation or merger, any corporation converted into another business organization, and the resulting or surviving corporation or other business organization, so that a person that is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, or other business organization in the same position under this section with respect to the resulting or surviving corporation or other business organization as if that person had served the resulting or surviving corporation or other business organization in the same capacity.

(2) As used in this section, “business organization” means that term as defined in section 736(1).”

Section 571 of the MBCA concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 571. Definitions.

For the purposes of sections 561 to 567:

(a) “Fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(b) “Other enterprises” shall include employee benefit plans.

(c) “Serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries.

(d) A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in sections 561 and 562.”

Article VIII of our Articles of Incorporation provide:

“8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS, ETC. Directors and executive officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of the Corporation. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself any such director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article VIII shall be applicable to actions, suits or proceedings, arising from acts or omissions occurring before or after adoption of these bylaws, and to directors, executive officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, executive officers and other persons referred to in this Article VIII. The right of indemnity provided pursuant to this Article VIII shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve that are not inconsistent with the Act (or other law). Any amendment, alteration, modification, repeal or adoption of any provision in the bylaws inconsistent with this Article VIII shall not adversely affect any indemnification right or protection of a director or executive officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.

8.2 APPLICATION TO A RESULTING OR SURVIVING OR CONSTITUENT CORPORATION. The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article VIII. The indemnification and other obligations set forth in this Article VIII of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article VIII for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

8.3 SEVERABILITY. Each and every paragraph, sentence, term and provision of this Article VIII shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VIII shall be construed in all respects as if the invalid or unenforceable matter had been omitted. Any repeal, amendment or other modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification. If the Act is amended after this Article VIII becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.”

We have entered into indemnification agreements with certain of our officers and all the members of our board of directors. The indemnification agreements provide for the indemnification, advancement and reimbursement of certain liabilities and expenses to the fullest extent permitted by law.

Item 15. Recent Sales of Unregistered Securities

On December 20, 2023, the Company issued $6.0 million of its newly designated Series A Preferred Stock, no par value, through a private placement of 1,000 shares of Series A Preferred Stock priced at $6,000 per share that matures on June 30, 2026. The Series A Preferred Stock was sold to Clarkston 91 West LLC, an entity affiliated with Jeffrey Hakala, a member of the Board of the Company. The sale of the Series A Preferred Stock was not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder. On August 30, 2024, the Company redeemed all of the $6.0 million of its outstanding Series A Preferred Stock.

On February 27, 2025, the Company sold 1,000 shares of its newly designated Series B Preferred Stock, no par value, and common stock purchase warrants (the “Warrants”) exercisable for 4,000,000 shares of the Company’s common stock, to Clarkston 91 West LLC, an entity affiliated with Gerald and Jeffrey Hakala, each of whom was then a member of the Board of Directors of the Company, for an aggregate purchase price of $5,000,000. Upon approval by the Company’s stockholders, the Warrants entitle Clarkston 91 West LLC to purchase up to 4,000,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The

Warrants will expire on January 31, 2027. The sale of the Series B Preferred Stock was not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder.

On March 3, 2025, the Company sold an additional 500 shares of Series B Preferred Stock to Clarkston 91 West LLC, for an aggregate purchase price of $2,500,000. The additional sale of Series B Preferred Stock was not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder.

On December 23, 2025, the Company sold one thousand six hundred (1,600) shares of its newly designated Series C Preferred Stock, no par value, to Clarkston Companies, Inc., an entity affiliated with Jeffrey Hakala, a member of the Board of Directors of the Company, for an aggregate purchase price of eight million dollars ($8,000,000). The sale of the Series C Preferred Stock was not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder.

Item 16. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Period Ending	Exhibit / Appendix Number	Filing Date	Filed / Furnished Herewith

2.1	Interest Purchase Agreement dated August 30, 2024, by and among BSU Leaf Holdings LLC, Conifer Holdings, Inc., and Bishop Street Underwriters	8-K		2.1	September 6, 2024

3.1	Second Amended and Restated Articles of Incorporation of Conifer Holdings, Inc.	8-K		3.1	August 28, 2015

3.2	Certificate of Amendment to Second Amended and Restated Articles of Incorporation, as amended, of Presurance Holdings, Inc.	8-K		3.1	October 1, 2025

3.3	Amended and Restated Bylaws of Presurance Holdings, Inc.	8-K		3.2	October 1, 2025

4.1	Certificate of Designation of Series A Preferred Stock	8-K		3.1	December 22, 2023

4.2	Certificate of Designation of Series B Preferred Stock	8-K		3.1	March 4, 2025

4.3	Certificate of Designation of Series C Preferred Stock	8-K		3.1	December 30, 2025

4.4	Indenture dated September 24, 2018, by and between the Company and Wilmington Trust, National Association, as trustee	8-K		4.1	September 24, 2018

4.5	Form of Note (included in Exhibit A to the Second Supplemental Indenture)	8-K		4.3	August 8, 2023

4.6	Second Supplemental Indenture dated August 8, 2023, by and between the Company and Wilmington Trust, National Association, as trustee	10-K	December 31, 2023		April 1, 2024

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Period Ending	Exhibit / Appendix Number	Filing Date	Filed / Furnished Herewith

4.7	Subscription Rights Certificate					*

5.1	Opinion of Honigman LLP					*

8.1	Opinion of Honigman LLP as to certain tax matters					*

10.1	Limited Waiver Regarding Second Amended and Restated Note Purchase Agreement	10-K	December 31, 2023	10.8	April 1, 2024

10.2+	Employment Agreement, dated December 13, 2024 with Brian J. Roney	8-K		10.1	December 19, 2024

10.3+	Employment Agreement, dated December 13, 2024 with Harold Meloche	8-K		10.2	December 19, 2024

10.4	Purchase Agreement, dated December 20, 2023, by and between Conifer Holdings, Inc. and Clarkston Capital, LLC	8-K		10.1	December 22, 2023

10.5	Securities Purchase Agreement, dated February 27, 2025 with Clarkston 91 West LLC	8-K		10.1	March 4, 2025

10.6	Form of Warrant	8-K		10.2	March 4, 2025

10.7	Securities Purchase Agreement, dated March 3, 2025 with Clarkston 91 West LLC	8-K		10.3	March 4, 2025

10.8	Securities Purchase Agreement, dated December 23, 2025 with Clarkston Companies, Inc.	8-K		10.1	December 30, 2025

10.9	Rights Offering Backstop Agreement, dated February 3, 2026, with Clarkston Companies, Inc.					*

21.1	List of Subsidiaries of the Company	10-K		21.1	March 28, 2025

23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm					*

23.2	Consent of Honigman LLP (included in Exhibit 5.1)					*

24.1	Power of Attorney (included in signature page hereto)	S-1		24.1	January 14, 2026

99.1	Form of Instructions as to Use of Presurance Holdings, Inc. Subscription Rights Certificates					*

99.2	Form of Letter to Shareholders who are Record Holders					*

99.3	Form of Letter to Nominee Holders					*

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Period Ending	Exhibit / Appendix Number	Filing Date	Filed / Furnished Herewith

99.4	Form of Letter to Clients of Nominee Holders					*

99.5	Form of Beneficial Owner Election					*

99.6	Form of Nominee Holder Certification					*

107	Filing Fee Table	S-1		107	January 14, 2026

*	Filed herewith
+	Indicates a management contract or any compensatory plan, contract or arrangement

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on February 3, 2026.

PRESURANCE HOLDINGS, INC.

By:	/s/ Brian J. Roney
Brian J. Roney
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 3, 2026.

Signature	Title	Date

/s/ Brian J. Roney Brian J. Roney	President and Chief Executive Officer (Principal Executive Officer)	February 3, 2026

/s/ Harold J. Meloche Harold J. Meloche	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 3, 2026

* J. Grant Smith	Director, Board Chair	February 3, 2026

* Jeffrey Hakala	Director	February 3, 2026

* Timothy Lamothe	Director	February 3, 2026

* Joseph D. Sarafa	Director	February 3, 2026

* Isolde O’Hanlon	Director	February 3, 2026